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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K





                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 14, 2000


                                INFONAUTICS, INC.
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                 (Exact Name of Registrant Specified in Charter)

  PENNSYLVANIA                      0-28284                    23-2707366
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 (State or Other                  (Commission                 IRS Employer
 Jurisdiction of                  File Number)             Identification No.)
  Incorporation)

             590 North Gulph Road
         King of Prussia, Pennsylvania                         19406-2800
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   (Address of Principal Executive Offices)                     Zip Code

           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (610) 971-8840


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         (Former Name and Former Address, if Changed Since Last Report)


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Item 5. Other Events.

On August 14, 2000, the holder of the $3 million Convertible Debenture made with Infonautics, Inc. (the "Company") converted $1.6 million plus $168,767 interest of the Debenture amount into 428,273 shares of Class A Common Stock of the Company. As a result of the conversion, on August 14, 2000 the Company's outstanding shares of Class A Common Stock increased from 12,239,633 to 12,667,906. In addition, the Company paid the remaining $1,547,671 balance of the Debenture plus accrued interest. The notice of conversion and repayment followed an extension of one business day to the maturity date of the Debenture, which was mutually agreed to by the holder of the Debenture and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INFONAUTICS, INC.


                                  By: /s/ Gerard J. Lewis, Jr.
                                      ----------------------------------
                                      Gerard J. Lewis, Jr.
                                      Vice President and General Counsel

Dated: August 18, 2000